AMENDMENT NO. 1

TO

RIGHTS AGREEMENT

This AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT ("Rights Agreement"), is dated as of October 29, 1999, between The Vantive Corporation, a Delaware corporation (the "Company"), and Harris Trust and Savings Bank (the "Rights Agent") at the Company's direction.

W I T N E S S E T H:

WHEREAS, the Board of Directors of the Company on November 19, 1998 (i) authorized the issuance and declared a dividend of one right ("Right") for each share of the common stock of the Company ("Common Stock") outstanding as of the Close of Business (as such term is hereinafter defined) on December 15, 1998 (the "Record Date"), each Right representing the right to purchase one one-thousandth of a share of Series A Preferred Stock of the Company having the rights, powers and preferences set forth in the Company's Certificate of Designation upon the terms and subject to the conditions hereinafter set forth, and (ii) further authorized the issuance of one Right with respect to each share of Common Stock of the Company that shall become outstanding between December 15, 1998, and the Distribution Date (as such term is hereinafter defined);

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may, prior to the time a person becomes an Acquiring Person, amend any provision of the Rights Agreement;

WHEREAS, to the knowledge of the Board of Directors of the Company, no person has become an Acquiring Person;

WHEREAS, the Board of Directors has determined that it is in the best interest of the Company and its stockholders to amend the Rights Agreement as set forth herein immediately prior to and in connection with the execution of (i) that certain Agreement and Plan of Merger dated as of October 11, 1999, as the same may be amended from time to time (the "Merger Agreement") among PeopleSoft, Inc., a Delaware corporation, Vickers Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of PeopleSoft ("Sub"), and the Company (pursuant to which Merger Agreement, among other things, Sub shall merge with and into the Company (the "Merger")); and

WHEREAS, the Company has requested that the Rights Agreement be amended in accordance with Section 27 of the Rights Agreement, as set forth herein.

AGREEMENT

NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1. Section 7(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

"(a) Subject to Section 11(a)(ii) hereof, the Rights shall become exercisable, and may be exercised to purchase Preferred Stock, except as otherwise provided herein, in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed (with such signature duly guaranteed), to the Rights Agent at 311 West Monroe Street, 14th Floor, Chicago, Illinois 60606, together with payment of the Purchase Price with respect to each Right exercised, subject to adjustment as hereinafter provided, at or prior to the Close of Business on the earlier of (i) November 18, 2008 (the "Final Expiration Date"), (ii)  the time at which the Rights are redeemed as provided in Section 23 hereof (such date being herein referred to as the "Redemption Date") or (iii) immediately prior to the Effective Time (as defined in that certain Agreement and Plan of Merger dated as of October 11, 1999, as the same may be amended from time to time (the "Merger Agreement") among PeopleSoft, Inc., a Delaware corporation ("PeopleSoft"), Vickers Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of PeopleSoft, and the Company."

2. Section 34 of the Rights Agreement is hereby added as follows:

"34. PeopleSoft Transactions. Notwithstanding any provision of this Rights Agreement to the contrary, no Distribution Date, Stock Acquisition Date or Flip-In Event shall be deemed to have occurred, neither PeopleSoft nor any Affiliate or Associate of PeopleSoft shall be deemed to have become an Acquiring Person and no holder of Rights shall be entitled to exercise such Rights under or be entitled to any rights pursuant to Section 7(a), 11(a) or 13(a) of this Rights Agreement solely by reason of (x) the approval, execution, delivery or effectiveness of the Merger Agreement or (y) the consummation of the transactions contemplated under the Merger Agreement in accordance with the terms thereof (including, without limitation, the consummation of the Merger), provided that if, after October 11, 1999, PeopleSoft or any its subsidiaries or any of their respective directors becomes the Beneficial Owner of any shares of Common Stock of the Company (other than by reason of the approval, execution, delivery or effectiveness of the Merger Agreement or the consummation of any of the transactions contemplated thereby) the provisions of this Section 34 (other than this proviso) shall not be applicable."

3. This Amendment shall be deemed effective as of October 11, 1999 as if executed by both parties on such date. Except as amended hereby, the Rights Agreement shall remain unchanged and shall remain in full force and effect.

4. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed themselves or by their respective duly authorized representatives as of the date first above written.

THE VANTIVE CORPORATION

By:               /s/ David Schellhase

Name:          David Schellhase

Title:            VP and General Counsel and Secretary

HARRIS TRUST AND SAVINGS BANK, as Rights Agent

By:               /s/ Arlene Kaminski

Name:          Arlene Kaminski

Title:            Trust Officer